Exhibit 10.1

THIRD AMENDMENT TO

CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) is dated as of March 28, 2008 by and among Alliance Data Systems Corporation (the “Borrower”), the Guarantors party hereto, the Banks party hereto, and Bank of Montreal, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks, and the Administrative Agent have heretofore executed and delivered a Credit Agreement dated as of January 24, 2007 (as amended to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has prepaid a portion of the Loans such that the aggregate principal amount of the Loans outstanding under the Credit Agreement on the date hereof is $150,000,000; and

WHEREAS, the Borrower, the Guarantor, the Banks and the Administrative Agent desire to amend the Credit Agreement to extend the Maturity Date and make certain other revisions as set forth herein;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantor, the Banks and the Administrative Agent hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Section 2.5 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 2.5. Maturity of Loans. The Borrower shall make principal payments on the Loans in installments on the dates and in the amounts set forth opposite the relevant due date as follows:

PAYMENT DATE	SCHEDULED PRINCIPAL PAYMENT
June 30, 2008	$25,000,000
September 30, 2008	$25,000,000

, it being agreed that the principal amount of all the outstanding Loans, together with accrued interest thereon, shall be due and payable in full on the Maturity Date.

1.2 The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Maturity Date” means December 31, 2008.

1.3 Appendix I to the Credit Agreement is hereby amended in its entirety and as so amended shall read as Appendix I to this Amendment.

ARTICLE II

CONDITIONS PRECEDENT

2. Article I of this Amendment shall become effective subject to the conditions precedent that on or before such date:

(a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantors and the Banks; and

(b) the Administrative Agent shall have received the fees separately agreed to with the Borrower.

ARTICLE III

MISCELLANEOUS

3.1. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by this Amendment.

3.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

3.3. Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

3.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION, as Borrower

By	/s/ Alan M. Utay
Name	Alan M. Utay
Title	Executive Vice President

ADS ALLIANCE DATA SYSTEMS, INC., as a Guarantor

By	/s/ Alan M. Utay
Name	Alan M. Utay
Title	Executive Vice President

EPSILON MARKETING SERVICES, LLC, as a Guarantor

By	/s/ Alan M. Utay
Name	Alan M. Utay
Title	Vice President

EPSILON DATA MANAGEMENT, LLC, as a Guarantor

By	/s/ Alan M. Utay
Name	Alan M. Utay
Title	Vice President

ALLIANCE DATA FOREIGN HOLDINGS, INC., as a Guarantor

By	/s/ Alan M. Utay
Name	Alan M. Utay
Title	Vice President

S-1	[Third Amendment]

BANK OF MONTREAL, as Administrative Agent

By	/s/ Mark W. Piekos
Name	Mark W. Piekos
Title	Managing Director

BMO CAPITAL MARKETS FINANCING, INC.

By	/s/ Mark W. Piekos
Name	Mark W. Piekos
Title	Managing Director

S-2	[Third Amendment]

Appendix I

PRICING SCHEDULE

“Euro-Dollar Margin” and “Base Rate Margin” mean, (i) for any day during the period from the Effective Date through but excluding the first Start Date (as defined below) to occur on or about March 31, 2007, 0.90% per annum and 0% per annum, respectively, and (ii) from and after the first day of any fiscal quarter of the Borrower beginning on or about March 31, 2007 (the “Start Date”) to and including the last day of such fiscal quarter, the applicable percentage per annum set forth below for the applicable date in the appropriate row under the column corresponding to the Borrower’s Senior Leverage Ratio as calculated for the last day of the fiscal quarter of the Borrower ended immediately prior to such Start Date; provided that at all times during which financial statements have not been delivered when required pursuant to Section 5.1(a) or (b), as the case may be, the Euro-Dollar Margin and Base Rate Margin shall be as set forth below under the column heading “Level III.”

Effective Date through December 31, 2007:

Status	Level I	Level II		Level III
Senior Leverage Ratio	<1.50	≥	1.50 and <2.00	≥	2.00
Euro-Dollar Margin	0.60%		0.90%		1.20%
Base Rate Margin	0%		0%		0%

January 1, 2008 through January 31, 2008:

Status	Level I	Level II		Level III
Senior Leverage Ratio	<1.50	≥	1.50 and <2.00	≥	2.00
Euro-Dollar Margin	1.10%		1.40%		1.70%
Base Rate Margin	0%		0%		0.20%

February 1, 2008 through February 29, 2008:

Status	Level I	Level II		Level III
Senior Leverage Ratio	<1.50	≥	1.50 and <2.00	≥	2.00
Euro-Dollar Margin	1.35%		1.65%		1.95%
Base Rate Margin	0%		0.15%		0.45%

March 1, 2008 through June 30, 2008:

Status	Level I	Level II		Level III
Senior Leverage Ratio	<1.50	≥	1.50 and <2.00	≥	2.00
Euro-Dollar Margin	1.60%		1.90%		2.20%
Base Rate Margin	0.10%		0.40%		0.70%

Appendix I

July 1, 2008 and thereafter:

Status	Level I	Level II		Level III
Senior Leverage Ratio	<1.50	≥	1.50 and <2.00	≥	2.00
Euro-Dollar Margin	2.10%		2.40%		2.70%
Base Rate Margin	0.60%		0.90%		1.20%

Appendix I